News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837
Investor Contact: Jane Garrard (407) 826-4475

Tupperware Brands Will File Form 10-K for Fiscal Year Ended December 28, 2019
2019 Results in Line with Preliminary Results
Amendment Signed for Debt Covenant Relief
Fuller Mexico Accounting Investigation Closed
Announces New Leadership

Orlando, Fla., March 12, 2020 - (NYSE:TUP) Tupperware Brands Corporation ( the "Company") will file its Annual Report on Form 10-K today for the fiscal year ended December 28, 2019.

•	Fiscal year 2019 results in line with preliminary results released on February 24, 2020.

◦	Full year sales down 13% versus last year and 9% in local currency

◦	GAAP diluted E.P.S. $0.25 versus $3.11 in the prior year

◦	Operating cash flow net of investing was $60 million
Company in compliance with Credit Agreement financial covenants as of December 28, 2019 (see attached calculation). Prospective leverage ratio relief secured through Credit Agreement amendment, as previously disclosed on February 28, 2020.

•	Fuller Mexico accounting investigation closed; concluded issues isolated to local business and did not materially impact the Company’s financial results or overall internal controls assessment.

•	Both Chief Executive Officer and Executive Vice Chairman appointments announced today (see separate press release).

“I am confident that the amendment to the Credit Agreement will provide flexibility for the Company to invest in and transform the business,” said Chris O’Leary, Tupperware Brands’ Interim Chief Executive Officer. “As we look at 2020 and beyond, we are excited about the new leadership for Tupperware Brands and are optimistic about the meaningful impact we believe they will have on achieving future growth and in turn delivering long-term value to the shareholders.”

Regarding the COVID-19 pandemic, O’Leary continued, “The Company's top priority is to protect its employees and their families, the sales force and consumers, and its operations from any adverse impacts. The Company is taking precautionary measures as directed by health authorities and the local government. While it is not possible at this time to estimate the full impact COVID-19 could have on the Company's business, our outlook provided on February 24, 2020, reflects our best estimate given what we know at this time.”

About Tupperware Brands Corporation

Through an independent sales force of 2.9 million, Tupperware Brands Corporation is a global manufacturer and marketer of innovative, premium household, beauty and personal care products across multiple brands utilizing social selling. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through the Avroy Shlain, Fuller Cosmetics, NaturCare, Nutrimetics and Nuvo brands. The Company's stock is listed on the New York Stock Exchange (NYSE: TUP).

Safe Harbor Statement

Statements contained in this release that are not historical fact and use predictive words such as "confident”, “optimistic”, “believe", "will", “could”, “outlook”, “estimate” and similar words are forward-looking statements.  These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the success and timing of growth and transformation initiatives; impairment and other charges related to purchase accounting goodwill and restructuring actions; risk of foreign-currency fluctuations and the currency translation impact on the Company’s business associated with these fluctuations; uncertainties related to the interpretation of, and regulations under, the recently enacted U.S. Tax Cuts and Jobs Act of 2017; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales related to re-engineering actions; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company’s markets; leadership succession and integration; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information, except through its quarterly earnings releases.

Non-GAAP Financial Measures

As the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers'

ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and local currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio, which are non-GAAP financial measures used in the Company's Credit Agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its Credit Agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

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TUPPERWARE BRANDS CORPORATION
FOURTH QUARTER 2019 SALES FORCE STATISTICS*
(UNAUDITED)

	Sales
All Units	Reported Inc/(Dec) vs. Q4 '18%	Restated+ Inc/(Dec) vs. Q4 '18%		Active Sales Force	Inc/(Dec) vs. Q4 '18%	Total Sales Force	Inc/(Dec) vs. Q4 '18%
Europe	(15)	(13)	a	96,459	(1)	771,060	5
Asia Pacific	(19)	(19)		130,886	(22)	892,419	(10)
North America	(12)	(14)		174,344	(7)	703,888	(5)
South America	(27)	(19)		115,058	(16)	543,812	(5)
Total All Units	(18)	(16)		516,747	(12)	2,911,179	(4)

* Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. Active Sales Force is defined as the average number of sellers ordering in each cycle over the course of the quarter, whereas Total Sales Force is defined as the number of sales force members of the units at the end of the quarter.
+ Local currency, or restated, changes are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.
Notes
a The higher active sales force than local currency sales comparison in Europe was mainly due business-to-business (B2B) sales mainly in Tupperware France, which do not relate to sales force statistics.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	Dec 28, 2019	Dec 29, 2018	Dec 28, 2019	Dec 29, 2018
Net sales	$417.2	$505.9	$1,797.9	$2,069.7
Cost of products sold	153.5	175.6	610.8	692.2
Gross margin	263.7	330.3	1,187.1	1,377.5

Delivery, sales and administrative expense	247.4	245.5	999.4	1,060.5
Re-engineering charges	18.8	3.2	34.7	15.9
Impairment of goodwill and intangible assets	20.3	—	40.0	—
Gain on disposal of assets	1.8	2.6	12.9	18.7
Operating income	(21.0)	84.2	125.9	319.8

Interest income	0.6	0.8	2.2	2.8
Interest expense	10.1	12.2	41.5	46.5
Other income	(6.3)	0.7	(16.8)	(0.1)
Income before income taxes	(24.2)	72.1	103.4	276.2
Provision for income taxes	47.5	54.8	91.0	120.3
Net income	$(71.7)	$17.3	$12.4	$155.9

Net income per common share:
Basic income per share	$(1.47)	$0.36	$0.26	$3.12
Diluted income per share	$(1.47)	$0.35	$0.25	$3.11

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended	13 Weeks Ended	Reported	Restated*	Foreign	52 Weeks Ended	52 Weeks Ended	Reported	Restated*	Foreign
	Dec 28, 2019	Dec 29, 2018%		%	Exchange	Dec 28, 2019	Dec 29, 2018%		%	Exchange
			Inc (Dec)	Inc (Dec)	Impact*			Inc (Dec)	Inc (Dec)	Impact*
Net Sales:
Europe	$116.2	$136.7	(15)	(13)	$(2.5)	$475.2	$525.6	(10)	(4)	$(32.9)
Asia Pacific	130.1	159.8	(19)	(19)	0.5	590.5	682.0	(13)	(11)	(17.5)
North America	105.7	120.0	(12)	(14)	3.4	453.5	515.1	(12)	(12)	(0.9)
South America	65.2	89.4	(27)	(19)	(8.6)	278.7	347.0	(20)	(9)	(40.3)
	$417.2	$505.9	(18)	(16)	$(7.2)	$1,797.9	$2,069.7	(13)	(9)	$(91.6)

Segment profit (loss):
Europe	$8.4	$17.8	(52)	(52)	$(0.3)	$38.0	$46.3	(18)	(11)	$(3.5)
Asia Pacific	24.4	45.5	(46)	(46)	(0.2)	124.3	172.5	(28)	(26)	(5.5)
North America	(0.9)	17.0	—	—	0.7	40.2	76.3	(47)	(47)	—
South America	10.5	17.6	(41)	(34)	(1.6)	43.8	68.3	(36)	(29)	(6.8)
	42.4	97.9	(57)	(56)	(1.4)	246.3	363.4	(32)	(29)	(15.8)

Unallocated expenses	(19.8)	(13.8)	42	41	(0.1)	(41.8)	(46.3)	(10)	(12)	(1.4)
Gain on disposal of assets	1.8	2.6	(31)	(31)	—	12.9	18.7	(31)	(31)	—
Re-engineering charges	(18.8)	(3.2)	+	+	—	(34.7)	(15.9)	+	+	—
Impairment of goodwill and intangible assets	(20.3)	—	+	+	—	(40.0)	—	+	+	—
Interest expense, net	(9.5)	(11.4)	(18)	(18)	—	(39.3)	(43.7)	(10)	(10)	—
Income before taxes	(24.2)	72.1	—	—	(1.5)	103.4	276.2	(63)	(60)	(17.2)
Provision for income taxes	47.5	54.8	(13)	(13)	(0.2)	91.0	120.3	(24)	(22)	(4.2)
Net income (loss)	$(71.7)	$17.3	—	—	$(1.3)	$12.4	$155.9	(92)	(91)	$(13.0)

Net income per share (diluted)	$(1.47)	$0.35	—	—	$(0.02)	$0.25	$3.11	(92)	(91)	$(0.26)

Weighted average number of diluted shares	48.9	48.8				49.0	50.2

* 2019 actual compared with 2018 translated at 2019 exchange rates
+ Change greater than ±100%

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In millions)	52 Weeks Ended	52 Weeks Ended
	December 28, 2019	December 29, 2018
Operating Activities:
Net cash provided by operating activities	$87.4	$132.0

Investing Activities:
Capital expenditures	(61.0)	(75.4)
Proceeds from disposal of property, plant & equipment	34.0	40.7
Net cash used in investing activities	(27.0)	(34.7)

Financing Activities:
Dividend payments to shareholders	(74.3)	(137.8)
Repurchase of common stock	(0.9)	(101.7)
Repayment of long-term debt and finance lease obligations	(1.6)	(1.9)
Net change in short-term debt	(6.2)	162.1
Debt issuance costs	(2.3)	—
Proceeds from exercise of stock options	—	0.3
Net cash used by financing activities	(85.3)	(79.0)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.9)	(13.6)
Net change in cash, cash equivalents and restricted cash	(25.8)	4.7
Cash, cash equivalents and restricted cash at beginning of year	151.9	147.2
Cash, cash equivalents and restricted cash at end of period	$126.1	$151.9

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In millions)	Dec 28, 2019	Dec 29, 2018
Assets:
Cash and cash equivalents	$123.2	$149.0
Other current assets	415.3	471.6
Total current assets	538.5	620.6

Property, plant and equipment, net	267.5	276.0
Other assets	456.4	412.2
Total assets	$1,262.4	$1,308.8

Liabilities and Shareholders' Equity:
Short-term borrowings and current portion of long-term debt	$273.2	$285.5
Accounts payable and other current liabilities	415.7	473.6
Total current liabilities	688.9	759.1

Long-term debt	602.2	603.4
Other liabilities	248.3	181.5
Total shareholders' equity	(277.0)	(235.2)
Total liabilities and shareholders' equity	$1,262.4	$1,308.8

TUPPERWARE BRANDS CORPORATION
ADJUSTED EBITDA AND DEBT/ADJUSTED EBITDA*
(UNAUDITED)

As of and for the four quarters ended
December 28, 2019
Adjusted EBITDA:
Net income (loss)	$12.4
Add:
Depreciation and amortization	55.2
Gross interest expense	41.5
Provision for income taxes	91.0
Equity compensation	10.4
Pre-tax re-engineering and impairment charges	40.0
Other non-cash extraordinary, unusual or non-recurring charges	44.9
Deduct:
Cash paid for re-engineering	(40.1)
Gains on land sales, insurance recoveries, etc.	(12.9)
Total Adjusted EBITDA	$242.4

Consolidated total debt	$875.4
Divided by adjusted EBITDA	242.4
Debt to Adjusted EBITDA Ratio	3.61

* Amounts and calculations are based on the definitions and provisions of the Company's $650 million Credit Agreement dated March 29, 2019, as amended ("Credit Agreement") and, where applicable, are based on the trailing four quarter amounts. "Adjusted EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreement.